Exhibit 6.10

Cottonwood Multifamily REIT II, Inc.

6340 South 3000 East, Suite 500

Salt Lake City, Utah 84121

[            ], 20[        ]

[INVESTMENT ADVISER]

[Address]

Re:	Registered Investment Adviser Client Introduction Agreement

Ladies and Gentlemen:

This letter confirms and comprises the agreement (this “Agreement”) between Cottonwood Multifamily REIT II, Inc., a Maryland corporation (the “Issuer”), Orchard Securities, LLC, a Utah limited liability company (the “Managing Broker-Dealer”) and [Registered Investment Adviser], a [            ] (the “Adviser”), regarding the offering and sale by the Issuer of up to $50,000,000 in Common Stock (the “Securities”) in the Issuer (the “Offering”) pursuant to the Cottonwood Multifamily REIT II, Inc. Offering Statement dated [            , 20__], as supplemented from time to time (the “Offering Statement”).

1. Purchase of Securities by the Adviser or the Adviser’s Clients.

1.1 On the basis of the representations, warranties and covenants herein contained, but subject to the terms and conditions herein set forth, the Issuer hereby makes the Securities available for purchase (a “Purchase”) by the clients of the Adviser (a “Purchaser”) in an offering exempt from registration pursuant to (i) Regulation A (“Regulation A”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and (ii) applicable state blue sky exemptions. The Adviser acknowledges that the Issuer may cooperate with other registered investment advisers in this Offering and has engaged the Managing Broker-Dealer, a registered broker-dealer and a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) as the managing broker-dealer for the Offering, which may engage other registered broker-dealers to sell Securities in the Offering.

1.2 The Adviser understands and agrees that the Purchase will be effected by the Managing Broker-Dealer in reliance upon the information provided by the Adviser. The Adviser will coordinate with the Managing Broker-Dealer in providing to the Managing Broker-Dealer all necessary account information for the Adviser’s clients. The Adviser further agrees to provide evidence of compliance with applicable laws, including the Investment Advisers Act of 1940 (the “Investment Advisers Act”), as may be reasonably requested by the Managing Broker-Dealer. The Adviser understands and agrees that the Managing Broker-Dealer will treat orders for each Purchase as unsolicited orders. The Issuer and the Managing Broker-Dealer will have final approval regarding the investment in Securities by the Adviser’s clients and may reject any client in its sole discretion. The Adviser acknowledges that the Managing Broker-Dealer will receive a placement fee equal to 0.65% of the purchase price of the Securities, a wholesaler fee of up to 1.3% of the purchase price of the Securities and a non-accountable marketing and due diligence allowance equal to 1.25% of the purchase price of the Securities in connection with the sale of Securities to the Adviser’s clients, paid by Cottonwood Capital Property Management II, LLC, a Delaware limited liability company.

1.3 It is understood that no sale shall be regarded as effective unless and until accepted by the Issuer. The Issuer reserves the right in its sole and absolute discretion to accept or reject any subscription for Securities in whole or in part for a period of 30 days after receipt of the subscription for Securities. Any subscription for Securities not accepted within 30 days of receipt shall be deemed rejected. The Securities will be offered during a period commencing on the date of the Offering Statement and continuing until the earliest of: (i) the sale of $50,000,000 of Shares, (ii) the day before the one year anniversary of the Qualification Date or (iii) a determination by the board of directors to terminate the Offering (the “Offering Termination Date”).

2. Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Adviser that:

2.1 The Issuer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, has all requisite authority to enter into this Agreement and has all requisite authority to conduct its business as described in the Offering Statement.

2.2 No defaults exist in the due performance and observance of any material obligation, term, covenant or condition of any agreement or instrument to which the Issuer is a party or by which it is bound.

2.3 Subject to the performance of the Issuer’s obligations hereunder, the holders of the Securities (“Security Holders”) will have the rights described in the Offering Statement.

2.4 Subject to Section 3.3, the Offering Statement does not include nor will it include, on the Offering Termination Date, any untrue statement of a material fact nor does it or will it omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

2.5 The Issuer will comply with all applicable provisions (including all regulations and rules thereunder) of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Regulation A, and any applicable state laws or regulations.

2.6 The representations and warranties set forth in Exhibit A are true and correct with respect to the Issuer.

The representations and warranties made in this Section 2 are and shall be continuing representations and warranties throughout the term of the Offering. In the event that any of these representations or warranties become untrue, the Issuer will immediately notify the Adviser in writing of the fact which makes the representation or warranty untrue.

3. Covenants of the Issuer. The Issuer agrees that:

3.1 The Issuer will deliver to the Adviser such numbers of copies of the Offering Statement and any amendment or supplement thereto, with all appendices thereto, as the Adviser may reasonably request for the purposes contemplated by federal and applicable state securities laws.

3.2 The Issuer will comply with all requirements imposed upon it by the rules and regulations of the Securities and Exchange Commission (or “SEC”), and by all applicable state securities laws and regulations, to permit the continuance of offers and sales of the Securities, in accordance with the provisions hereof and in the Offering Statement, and will amend or supplement the Offering Statement in order to make the Offering Statement comply with the requirements of federal and applicable state securities laws and regulations.

3.3 If at any time any event occurs as a result of which the Offering Statement would include an untrue statement of a material fact or, in view of the circumstances under which it was made, omit to state any material fact necessary to make the statements therein not misleading, the Issuer will notify the Adviser thereof, effect the preparation of an amended or supplemental Offering Statement which will correct such statement or omission, and deliver to the Adviser as many copies of such amended or supplemental Offering Statement as the Adviser may reasonably request.

3.4 The Issuer will apply the net proceeds from the Offering received by it in the manner set forth in the Offering Statement.

3.5 Subject to the Adviser’s actions and the actions of others in connection with the Offering, the Issuer will comply with all requirements imposed upon it by Regulation A, the regulations thereunder, and applicable state securities laws.

3.6 The Issuer will furnish the Security Holders with the reports described in the Offering Statement under “Reporting Requirements,” and will deliver to the Adviser one copy of each such report at the time that such reports are furnished to the Security Holders, and such other information concerning the Issuer, as may reasonably be requested.

4. Duties and Obligations of the Adviser.

4.1 Unless otherwise licensed as such, the Adviser shall not act as a broker or dealer, or take any action that would require it to register as a broker or dealer, in connection with a Purchase. The Adviser is not an agent of the Issuer and shall have no obligation to advise its clients to purchase the Securities.

4.2 The Adviser shall make no representations to any prospective investor other than those contained in the Offering Statement and will not allow any other written materials to be used to describe the potential investment to prospective investors other than the Offering Statement or factual summaries and sales brochures of the Offering prepared by the Issuer.

4.3 The Adviser will limit its discussion of the offering of the Securities to its clients whom the Adviser has reasonable grounds to believe, and in fact believes, meet the financial suitability and other investor requirements set forth in the Offering Statement.

4.4 The Adviser will provide each prospective investor with a copy of the Offering Statement and exhibits and appendices thereto during the course of the Offering and before sale and advise each such prospective investor at the time of the initial offering to him or her that the Issuer and/or its agents and consultants will, during the course of the Offering and prior to any sale, accord said investor and his or her purchaser representative, if any, including the Adviser, the opportunity to ask questions of and to receive answers from the Issuer and/or its agents and consultants concerning the terms and conditions of the Offering and to obtain any additional information, which information is possessed by the Issuer or may be obtained by it without unreasonable effort or expense and which is necessary to verify the accuracy of the information contained in the Offering Statement.

4.5 Before recommending the Purchase of Securities, the Adviser will inform the Adviser’s client of all pertinent facts relating to the liquidity and marketability of the Securities during the term of the investment.

4.6 In recommending the purchase or sale of the Securities, the Adviser or its representative shall:

4.6.1 have reasonable grounds to believe, on the basis of information obtained from the prospective investor concerning his or her investment objectives, other investments, financial situation and needs, and any other information known by the Adviser or an associated person, that:

(a) the prospective investor meets the Suitability Standards set forth in the Offering Statement and the acquisition of the Securities is otherwise a suitable investment for such investor as may be required by all applicable laws, rules and regulations;

(b) the prospective investor is or will be in a financial position appropriate to enable him or her to realize to a significant extent the benefits described in the Offering Statement;

(c) the prospective investor has a fair market net worth, income and liquidity sufficient to sustain the risks inherent in an investment in the Securities, including, but not limited to, total loss of his or her investment, lack of liquidity and other risks described in the Offering Statement; and

(d) an investment in Securities is otherwise suitable for the prospective investor.

4.6.2 maintain in the Adviser’s files, for a period of 6 years following the Offering Termination Date, documents disclosing the basis upon which the above determination of suitability was reached as to each investor.

4.7 The Adviser shall not execute any transaction in which an investor invests in the Securities in a discretionary account without first obtaining the written approval of the Adviser’s client.

4.8 The Adviser will comply in all respects with the subscription procedures and plan of distribution set forth in the Offering Statement.

4.9 In the event the Adviser receives any customer funds for the Securities, the Adviser will transmit such customer funds, not later than noon of the next business day following receipt of such funds for the Securities, to the Managing Broker-Dealer.

4.10 The Adviser shall not recommend the Purchase of Securities to any client in states in which the Adviser is not registered as an investment adviser unless exempt from such registration requirements. The Adviser will furnish to the Issuer upon request a complete list of all persons who have been recommended the Securities and such persons’ places of residence.

4.11 The Adviser will immediately bring to the attention of the Issuer any circumstance or fact which causes the Adviser to believe the Offering Statement, or any other literature distributed pursuant to the Offering, or any information supplied by prospective investors in their subscription materials, may be inaccurate or misleading.

4.12 The Adviser shall thoroughly review all pertinent organizational documents of the Issuer, receipt of which is hereby acknowledged.

4.13 If (i) the Adviser is a fiduciary of any ERISA plan assets of its customer to be used to acquire Securities and (ii) any services of a broker-dealer or other entity that is affiliated with the Adviser is to be used in connection with customer’s acquisition of Securities, then the Adviser shall comply with one or more exemptions to ERISA’s prohibited transaction rules if required under applicable law.

4.14 The Adviser has and will comply with all applicable laws, regulations and requirements of the Securities Act, the Exchange Act, the Investment Advisers Act and applicable state law.

4.15 Neither the Adviser nor any of the Adviser’s officers, representatives, agents, employees, or affiliates will make any verbal or written representations in connection with the Offering that are not consistent with the Offering Statement.

5. Representations and Warranties of the Adviser. The Adviser represents and warrants to the Issuer and the Managing Broker-Dealer that:

5.1 The Adviser is organized, existing and in good standing under the laws of its state of formation.

5.2 This Agreement, when executed by the Adviser, will have been duly authorized and will be a valid and binding agreement of the Adviser, enforceable in accordance with its terms.

5.3 The consummation of the transactions contemplated herein and those contemplated by the Offering Statement will not result in a breach or violation of any order, rule or regulation directed to the Adviser by any court or any federal or state regulatory body or administrative agency having jurisdiction over the Adviser or its affiliates.

5.4 The Adviser is, and during the term of this Agreement will be, duly registered as an investment adviser under the Investment Advisers Act, or under one or more state securities laws, and has complied with registration or notice filing requirements of the appropriate regulatory agency in each state in which the Adviser has clients, or is exempt from such registration requirements.

5.5 The Adviser has reasonable grounds to believe, based on information made available to it by the Issuer, that all material facts are adequately and accurately disclosed in the Offering Statement and provide an adequate basis for evaluating an investment in the Securities.

5.6 The Adviser is familiar with federal and state securities laws affecting the offer and sale of securities pursuant to Regulation A. The Adviser represents and warrants to the Issuer that the Adviser has complied and will continue to comply with such securities laws.

5.7 The Adviser’s fee arrangement with the Adviser’s client (i) is not excessive under applicable law and (ii) will not cause the Adviser to be deemed to be engaged in brokerage activities requiring a license as a broker or dealer, where such license has not been obtained.

5.8 This Agreement, or any supplement or amendment hereto, may be filed by the Issuer with the SEC, if such should be required, and may be filed with, and may be subject to the approval of, any applicable federal and applicable state securities regulatory agencies, if required.

5.9 The Adviser is not subject to Rule 262 of Regulation A and does not have any prior “bad actor” events to disclose pursuant to Rule 262(d) of Regulation A.

5.10 No agreement will be made by the Adviser with any person permitting the resale, repurchase or distribution of any Securities purchased by such person.

5.11 The Adviser has, and will maintain, adequate procedures and systems in place to provide for the valuation of illiquid investments, such as the Securities, and acknowledges that the Issuer will not provide a valuation of the Securities until it determines the net asset value of the Securities, which will occur no later than 150 days following the second anniversary of breaking escrow, and quarterly thereafter.

The representations and warranties made in this Section 5 are and shall be continuing representations and warranties throughout the term of the Offering. In the event that any of these representations or warranties become untrue, the Adviser will immediately notify the Issuer and the Managing Broker-Dealer in writing of the fact which makes the representation or warranty untrue.

6. Duties and Obligations of the Managing Broker-Dealer.

6.1 The Managing Broker-Dealer or any person associated with the Managing Broker-Dealer, shall:

6.1.1 have reasonable grounds to believe, on the basis of information obtained from the Adviser concerning the prospective investor’s investment objectives, other investments, financial situation and needs, and any other information known by the Managing Broker-Dealer or an associated person, that:

(a) the prospective investor meets the financial suitability and other investor requirements set forth in the Offering Statement including the Suitability Standards set forth therein and the acquisition of the Securities is otherwise a suitable investment for such investor as may be required by all applicable laws, rules and regulations;

(b) the prospective investor is or will be in a financial position appropriate to enable him or her to realize to a significant extent the benefits described in the Offering Statement;

(c) the prospective investor has a fair market net worth, income and liquidity sufficient to sustain the risks inherent in an investment in the Securities, including, but not limited to, total loss of the investment, lack of liquidity and other risks described in the Offering Statement; and

(d) an investment in the Securities is otherwise suitable for the prospective investor.

6.1.2 maintain in the Managing Broker-Dealer’s files, for a period of 6 years following the Offering Termination Date, documents disclosing the basis upon which the above determination of suitability was reached as to each investor.

6.2 The Managing Broker-Dealer will comply in all respects with the subscription procedures and plan of distribution to the extent within the Managing Broker-Dealer’s control as set forth in the Offering Statement.

6.3 Neither the Managing Broker-Dealer nor any of the Managing Broker-Dealer’s officers, representatives, agents, employees, or affiliates will make any verbal or written representations in connection with the Offering that are not pre-authorized by the Issuer.

7. Representations and Warranties of the Managing Broker-Dealer. The Managing Broker-Dealer represents and warrants to the Issuer and to the Adviser that:

7.1 The Managing Broker-Dealer is a limited liability company duly organized, existing and in good standing under the laws of Utah.

7.2 This Agreement, when executed by the Managing Broker-Dealer, will have been duly authorized and will be a valid and binding agreement of the Managing Broker-Dealer, enforceable in accordance with its terms.

7.3 The consummation of the transactions contemplated herein and those contemplated by the Offering Statement will not result in a breach or violation of any order, rule or regulation directed to the Managing Broker-Dealer by any court or any federal or state regulatory body or administrative agency having jurisdiction over the Managing Broker-Dealer or its affiliates.

7.4 The Managing Broker-Dealer is, and during the term of this Agreement will be, duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, a member in good standing of FINRA, and a broker or dealer duly registered as such in any state where offers are made by the Managing Broker-Dealer as required for the Offering.

7.5 The Managing Broker-Dealer will comply with all applicable laws, regulations and requirements of the Securities Act, the Exchange Act, applicable state law and FINRA with respect to the Offering.

7.6 The representations and warranties set forth in Exhibit A are true and correct with respect to the Managing Broker-Dealer.

The representations and warranties made in this Section 7 are and shall be continuing representations and warranties throughout the term of the Offering. In the event that any of these representations or warranties become untrue, the Managing Broker-Dealer will immediately notify the Adviser in writing of the fact which makes the representation or warranty untrue.

8. Compensation. The Adviser shall not receive compensation or any expense allowance from the Issuer or the Managing Broker-Dealer related to the Purchase.

9. Offering. The Offering of the Securities shall be at the offering price and upon the terms and conditions set forth in the Offering Statement and the exhibits, appendices or supplements thereto.

10. Indemnification by the Issuer.

10.1 Subject to the conditions set forth below, the Issuer agrees to indemnify and hold harmless the Adviser and each person, if any, who controls the Adviser, against any and all loss, liability, claim, damage and expense whatsoever but limited to actual losses and specifically excluding lost profits and consequential damages (“Loss”) arising out of or based upon:

10.1.1 Any untrue statement or alleged untrue statement of a material fact contained in the Offering Statement (as from time to time it is amended and supplemented), or in any application or other document filed in any jurisdiction in order to qualify the Securities under or exempt the Offering of the Securities from the registration or qualification requirements of the securities laws thereof unless the Adviser, or any person who controls the Adviser, knows such statement to be untrue;

10.1.2 The omission or alleged omission from the Offering Statement (as from time to time it is amended and supplemented) of a material fact required to be stated therein or necessary to make the statements therein not misleading unless known to the Adviser;

10.1.3 The failure of the Issuer to comply with any of the applicable provisions of the Securities Act, the Exchange Act, Regulation A or the regulations thereunder, or any applicable state laws or regulations;

10.1.4 Any unauthorized verbal or written representations in connection with the Offering made by the Issuer or its agents (other than by the Adviser or its employees or affiliates), employees or affiliates in violation of the Securities Act, or any other applicable federal or state securities laws and regulations; or

10.1.5 The breach by the Issuer of any term, condition, representation, warranty or covenant of this Agreement.

10.2 If any action is brought against the Adviser in respect of which indemnity may be sought hereunder, the Adviser shall promptly notify the party or parties against whom indemnification is to be sought in writing of the institution of such action, and the Issuer shall assume the defense of such action.

10.3 The Issuer agrees to promptly notify the Adviser of the commencement of any litigation or proceedings against the Issuer or any of its respective officers, directors, members, managers or agents in connection with the issuance and sale of the Securities or in connection with the Offering Statement.

10.4 The indemnity provided to the Adviser pursuant to this Section 10 shall not apply to the extent that any Loss arises out of or is based upon any untrue statement or alleged untrue statement of material fact made by the Adviser or any agent of the Adviser, or any omission or alleged omission of a material fact required to be disclosed by the Adviser or any agent of the Adviser.

11. Indemnification by the Adviser.

11.1 Subject to the conditions set forth below, the Adviser agrees to indemnify and hold harmless the Issuer, the Managing Broker-Dealer and their managers, members, and their respective partners, directors, officers, managers, members, employees and agents, and each of their respective attorneys and accountants, against any and all Loss arising out of or based upon:

11.1.1 Any unauthorized verbal or written representations in connection with the Offering made by the Adviser (other than by the Issuer or its employees or affiliates), or the Adviser’s representatives, employees, or affiliates in violation of the Securities Act, or any other applicable federal or state securities laws and regulations;

11.1.2 The Adviser’s failure to comply with any of the applicable provisions of the Securities Act, the Exchange Act, Regulation A, the Investment Advisers Act, applicable requirements and rules of FINRA, or any applicable state laws or regulations;

11.1.3 The breach by the Adviser of any term, condition, representation, warranty, or covenant of this Agreement; or

11.1.4 The failure by any investor in the Securities to comply with the Suitability Standards set forth in the Offering Statement.

11.2 If any action is brought against the Issuer or its agents or the Managing Broker-Dealer or its agents in respect of which indemnity may be sought hereunder, the Issuer or its agents or the Managing Broker-Dealer or its agents shall promptly notify the Adviser in writing of the institution of such action, and the Adviser shall assume the defense of such action. The Issuer or its agents or the Managing Broker-Dealer or its agents shall have the right to employ counsel in any such case. The fees and expenses of such counsel shall be at the Adviser’s expense and authorized in writing by the Adviser.

11.3 The Adviser agrees to promptly notify the Issuer and the Managing Broker-Dealer of the commencement of any litigation or proceedings against the Adviser or any of the Adviser’s officers, directors, partners, affiliates, or agents in connection with the Securities or in connection with the Offering Statement.

12. Indemnification by the Managing Broker-Dealer.

12.1 Subject to the conditions set forth below, the Managing Broker-Dealer agrees to indemnify and hold harmless the Issuer and the Adviser and their manager, members, and their respective partners, directors, officers, managers, members, employees and agents, and each of their respective attorneys and accountants, against any and all Loss arising out of or based upon the breach by the Managing Broker-Dealer of any term, condition, representation, warranty, or covenant of this Agreement.

12.2 If any action is brought against the Issuer or its agents or the Adviser or its agents in respect of which indemnity may be sought hereunder, the Issuer or its agents or the Adviser or its agents shall promptly notify the Managing Broker-Dealer in writing of the institution of such action, and the Managing Broker-Dealer shall assume the defense of such action. The Issuer or its agents or the Adviser or its agents shall have the right to employ counsel in any such case. The fees and expenses of such counsel shall be at the Managing Broker-Dealer’s expense and authorized in writing by the Managing Broker-Dealer.

12.3 The Managing Broker-Dealer agrees to promptly notify the Issuer of the commencement of any litigation or proceedings against the Managing Broker-Dealer or any of the Managing Broker-Dealer’s officers, directors, partners, affiliates, or agents in connection with the Securities or in connection with the Offering Statement.

13. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided pursuant to Sections 10, 11 and 12 is for any reason held to be unavailable from the Issuer, the Adviser or the Managing Broker-Dealer, as the case may be, the Issuer, the Adviser and the Managing Broker-Dealer shall each contribute to the aggregate Loss (including any amount paid in settlement of any action, suit, or proceeding or any claims asserted) in such amounts as a court of competent jurisdiction may determine (or in the case of settlement, in such amounts as may be agreed upon by the parties) in such proportion to reflect the relative fault of the Issuer, the Adviser and the Managing Broker-Dealer and their respective owners, managers, members, trustees, directors, officers, employees, agents, attorneys and accountants in connection with the events described in Sections 10, 11 and 12, as the case may be, which resulted in such Loss, as well as any other equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer, the Adviser or the Managing Broker-Dealer and their respective owners, managers, members, trustees, directors, officers, employees, agents, attorneys and accountants and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such omission or statement.

14. Compliance. All actions, direct or indirect, by the Adviser and its respective agents, members, employees and affiliates, shall conform to requirements applicable to investment advisers under federal and applicable state securities laws, rules and regulations.

15. Privacy Act. To protect Customer Information (as defined below) and to comply as may be necessary with the requirements of the Gramm-Leach-Bliley Act, the relevant state and federal regulations pursuant thereto and state privacy laws, the parties wish to include the confidentiality and non-disclosure obligations set forth herein.

15.1 Customer Information. “Customer Information” means any information contained on a customer’s application or other form and all nonpublic personal information about a customer that a party receives from the other party. “Customer Information” shall include, but not be limited to, name, address, telephone number, social security number, health information and personal financial information (which may include consumer account number).

15.2 Usage and Nondisclosure. The parties understand and acknowledge that they may be financial institutions subject to applicable federal and state customer and consumer privacy laws and regulations, including Title V of the Gramm-Leach-Bliley Act (15 U.S.C. 6801, et seq.) and regulations promulgated thereunder (collectively, the “Privacy Laws”), and any Customer Information that one party receives from the other party is received with limitations on its use and disclosure. The parties agree that they are prohibited from using the Customer Information received from the other party other than (i) as required by law, regulation or rule, or (ii) to carry out the purposes for which one party discloses Customer Information to the other party pursuant to this Agreement, as permitted under the use in the ordinary course of business exception to the Privacy Laws.

15.3 Safeguarding Customer Information. The parties shall establish and maintain safeguards against the unauthorized access, destruction, loss, or alteration of Customer Information in their control which are no less rigorous than those maintained by a party for its own information of a similar nature. In the event of any improper disclosure of any Customer Information, the party responsible for the disclosure shall immediately notify the other party.

15.4 Survivability. The provisions of this Section 15 shall survive the termination of this Agreement.

16. Representations and Agreements to Survive Sale and Payment. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at and as of the Offering Termination Date, and such representations, warranties and agreements by the Adviser, the Issuer and the Managing Broker-Dealer, including the indemnity agreements contained in Sections 10, 11 and 12 and the contribution agreements contained in Section 13, shall remain operative and in full force and effect regardless of any investigation made by the Adviser, the Issuer, the Managing Broker-Dealer and/or any controlling person, and shall survive the sale of, and payment for, the Securities.

17. Costs of Offering. The Adviser will pay all of its own costs and expenses, including, but not limited to, all expenses necessary for the Adviser to remain in compliance with any applicable federal or state laws, rules or regulations in order to recommend the Purchase, and the fees and costs of the Adviser’s counsel. The Issuer agrees to pay all expenses incident to the performance of its obligations hereunder, including all expenses incident to filings with federal and state regulatory authorities and to the exemption of the Securities under federal and state securities laws, including fees and disbursements of the Issuer’s counsel, and all costs of reproduction and distribution of the Offering Statement and any amendment or supplement thereto. The Managing Broker-Dealer will pay all of its own costs and expenses, including, but not limited to, all expenses necessary for the Managing Broker-Dealer to remain in compliance with any applicable federal or state laws, rules or regulations in order to recommend the Purchase, and the fees and costs of the Managing Broker-Dealer’s counsel.

18. Termination. This Agreement is terminable by any party for any reason whatsoever or for no reason at any time upon written notice to the other parties. Such termination shall not affect the indemnification agreements set forth in Sections 10, 11 and 12 or the contribution agreements contained in Section 13.

19. Construction. This Agreement shall be governed by, subject to and construed in accordance with, the laws of the State of Utah without regard to conflict of law provisions. Any action relating to or arising out of this Agreement shall be brought only in a court of competent jurisdiction located in Salt Lake City, Utah.

20. Severability. If any portion of this Agreement shall be held invalid or inoperative, then so far as is reasonable and possible (a) the remainder of this Agreement shall be considered valid and operative and (b) effect shall be given to the intent manifested by the portion held invalid or inoperative.

21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, and together which shall constitute one and the same instrument.

22. Modification or Amendment. This Agreement may not be modified or amended except by written agreement executed by the parties hereto.

23. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to the Adviser, shall be mailed or delivered to [            ], if sent to the Issuer shall be mailed or delivered to 6340 South 3000 East, Suite 500, Salt Lake City, Utah 84121 and if sent to the Managing Broker-Dealer shall be mailed or delivered to 401 South 850 East, Suite C1, Lehi, Utah 84043. The notice shall be deemed to be received on the date of its actual receipt by the party entitled thereto.

24. Parties. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, the controlling persons referred to in Sections 10, 11 and 12 and their respective successors, legal representatives, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under, in respect of, or by virtue of, this Agreement or any provision herein contained.

25. Delay. Neither the failure nor any delay on the part of any party to this Agreement to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall a waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any subsequent occurrence.

26. Recovery of Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding (and any additional proceeding for the enforcement of a judgment) in addition to any other relief to which it or they may be entitled.

27. Entire Agreement. This Agreement contains the entire understanding between the parties hereto and supersedes any prior understandings or written or oral agreements between them respecting the subject matter hereof.

If the foregoing correctly sets forth the understanding among the Adviser, the Issuer and the Managing Broker-Dealer, please so indicate in the space provided below for that purpose, and return one of the signed copies of this letter agreement to the Issuer in the envelope provided for this purpose, whereupon this letter agreement shall constitute a binding agreement among us.

Very truly yours,

Cottonwood Multifamily REIT II, INC., a Maryland corporation

By:
Chad Christensen, President

AGREED AND ACCEPTED:

ADVISER:
[ ], a [ ]

By:
Name:
Title:

Address: [                    ]

MANAGING BROKER-DEALER:

ORCHARD SECURITIES, LLC, a Utah limited liability company

By:
Name:
Title:

EXHIBIT A

BAD ACTOR REPRESENTATIONS AND WARRANTIES

Except as specifically disclosed in the Offering Statement, neither you nor any of your trustees, executive officers, directors, general partners, managing members, or officers involved in the Offering or persons who own 20% or more of you:

1. Have been convicted, within 10 years before the filing of the Offering Statement with the SEC (the “Effective Date”) of any felony or misdemeanor that was:

1.1 In connection with the purchase or sale of any security;

1.2 Involving or making of any false filing with the Securities and Exchange Commission (or “SEC”); or

1.3 Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

2. Are subject to any order, judgment or decree of any court of competent jurisdiction, entered within 5 years before the Effective Date, that, as of the Effective Date, restrains or enjoins such person from engaging or continuing in any conduct or practice:

2.1 In connection with the purchase or sale of any security;

2.2 Involving the making of any false filing with the SEC; or

2.3 Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

3. Are subject to a final order of a state securities commission (or an agency or officer of a state performing like functions), a state authority that supervises or examines banks, savings associations or credit unions, a state insurance commission (or an agency or officer of a state performing like functions), an appropriate federal banking agency, the U.S. Commodity Futures Trading Commission or the National Credit Union Administration that:

3.1 As of the Effective Date, bars the person from:

3.1.1 Association with an entity regulated by such commission, authority, agency or officer;

3.1.2 Engaging in the business of securities, insurance or banking; or

3.1.3 Engaging in savings association or credit union activities.

3.2 Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct entered within 10 years before the Effective Date.

4. Are subject to an order of the SEC pursuant to sections 15(b) or 15B(c) of the Exchange Act or section 203(e) or (f) of the Investment Advisers Act that, as of the Effective Date:

4.1 Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment advisor;

4.2 Places limitations on the activities, functions or operations of such person; or

4.3 Bars such person from being associated with any entity or from participating in the offering of any penny stock.

5. Are subject to any order of the SEC entered within 5 years before the Effective Date, that, as of the Effective Date, orders the person to cease and desist from committing or causing a violation or future violation of:

5.1 Any scienter-based anti-fraud provisions of the federal securities laws including, without limitation, section 17(a)(1) of the Securities Act, section 10(b) of the Exchange Act and 17 CFR 240.10b-5, section 15(c)(1) of the Exchange Act and section 206(1) of the Investment Advisers Act, or any other rule or regulation thereunder; or

5.2 Section 5 of the Securities Act.

6. Are suspended or expelled from membership in, or suspended or barred from association with, a member of a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

7. Have filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or offering statement filed with the SEC that, within 5 years of the Effective Date, was the subject of a refusal order, stop order or order suspending the Regulation A exemption or, is, as of the Effective Date, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

8. Are subject to a United States Postal Service false representation order entered within 5 years before the Effective Date, or is, as of the Effective Date, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.